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                                                                   Exhibit 3.15a

                                                                  FILE NO. 76875

                                                        [STAMP]
                                        --------------------------------------
                                                         FILED
                                            IN THE OFFICE OF THE CORPORATION
                                          COMMISSIONER OF THE STATE OF OREGON
                                                      MAR 20 1968
                                                     FRANK J. HEALY
                                                CORPORATION COMMISSIONER
                                        --------------------------------------

                       RESTATED ARTICLES OF INCORPORATION

                          DUPLICATING SPECIALTIES. INC.
                              An Oregon Corporation

            We, the undersigned, do hereby certify that the following are the Restated Articles of Incorporation of Duplicating Specialties, Inc., an Oregon corporation, adopted March 18, 1968, and that these Restated Articles of Incorporation supersede and take the place of the heretofore existing Articles of Incorporation and Amendments thereto.

                                    ARTICLE I

            The name of the corporation is DUPLICATING SPECIALTIES, INC. and its duration is perpetual.

                                   ARTICLE II

            The purposes and powers of the corporation are:

            1. To manufacture, process, develop, design, purchase, acquire, sell, lease, consign, distribute, store and dispose of duplicating, reproduction and copying equipment and supplies and the servicing thereof and other tangible and intangible property of every kind, whether related or unrelated to any such property being manufactured, produced, sold or dealt in by this corporation.

            2. To finance distributor, wholesale and retail sales to customers and affiliates of this corporation.

            3. To acquire, develop, plat, dedicate to public use, use, occupy, manage, improve, subdivide, equip, furnish, rent, sell or otherwise dispose of and deal in real property of every kind.

            4. To lend money, property and credit and finance any part of its operations, purchases or transfers of its property, or those of its agents, affiliates, suppliers or customers, and take or give any kind of property, or interests therein, as security therefor and for property so transferred.

            5. To carry on all or any of its operations and business and exercise any of its powers, in any of the states, districts, territories or dependent areas of the United States, and any and all foreign countries, and to have one or more offices, plants or facilities therein.

            6. To sell, convey, lease, transfer, exchange, discount, encumber and otherwise dispose of all or any part of this corporation's property, income good will, licenses, permits and other assets, tangible or intangible and to take therefor property or interests therein of all kinds; to compromise, settle, waive, release or discharge claims, indebtedness and liabilities of all kinds; to grant franchises, concessions and covenants; and to make gifts of its property and assets for educational, charitable, religious, civic and welfare purposes.

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            7. To apply for, develop, purchase, lease or otherwise acquire, and register, own, hold, use, sell, assign and otherwise dispose of, and generally deal in any and all kinds of copyrights, trade-marks, trade names, privileges, licenses, trade secrets and processes, formulae, inventions and Improvements of every kind, patents, patent rights and letters patent and grants, both foreign and domestic, and to use, operate and manufacture under the same, and to sell, assign and grant licenses in respect thereto.

            8. To purchase or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of shares and other securities of this corporation so long as it shall not purchase, either directly or indirectly, its own shares when such use would impair its capital contrary to the laws of the State of Oregon.

            9. To engage in any lawful activity and to do anything in the operation of this corporation or for the accomplishment of any of its purposes or for the exercise of any power herein set forth which shall appear necessary or beneficial to this corporation in connection therewith.

            10. To do any and all of the things herein set forth either alone or jointly with others, and either as principal for its own account or as agent, trustee, contractor, broker, factor, partner, co-venturer or otherwise to the same extent as a natural person might or could do in the State of Oregon or elsewhere, including the use or granting of long-term contracts with respect to this corporation's business, officers, operations, management, property, rights or credit.

            11. To promote, participate in, invest in, use or dispose of any interest in, or act with, for or through any parent, subsidiary or affiliated corporation, partnership, joint venture, syndicate or other association or concern, with or without compensation, and to allow or utilize common officers and directors and enter contracts with respect to designation of same.

            12. To exercise, in addition to those powers herein enumerated, all of the powers now or hereafter conferred by the laws of the State of Oregon and any other state or country in which it may be operating. The enumeration of specific purposes or powers shall not be ehdl to limit or restrict in any manner the powers of this corporation.

                                   ARTICLE III

            The authorized capital shall consist of 500 shares of common stock, par value $100 per share.

                                   ARTICLE IV

            The rights, privileges and powers of the shareholders of this corporation are as follows:

            1. No shareholder of any class of capital stock as such shall have the preferential or pre-emptive right to subscribe for or purchase any stock of any class, any rights, warrants or options with respect thereto, or any obligation convertible into or exchangeable for any such stock or other securities acquired by the corporation after the issue thereof, regardless of the consideration therefor.

            2. Each shareholder shall have one vote for each share held of record on all matters submitted for shareholder approval, and no share-


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shall be entitled to cumulate his votes for the election of directors.

            3. The shareholders shall have power to remove the directors, in whole or in part, at any time without cause.

            4. Amendments to the Articles of Incorporation may be adopted by vote of the holders of a majority of the voting power of all shareholders unless a higher vote is required by statute.

                                    ARTICLE V

            The members of the governing board shall be known as directors, and the number thereof shall be fixed by the by-laws of this corporation, but shall be not less than three. The number fixed may be increased or decreased within the limits above specified from time to time by amendment to the by-laws.

            In furtherance and addition to, and not in limitation of the powers converred on directors by statute, the board of directors is expressly authorized, without the necessary of shareholder action:

            1. To manage the business and officers of this corporation to appoint and remove all officers, agents, fiduciaries, employees, contractors, counsel, auditors and others and fix their powers, duties anc compensation; and to appoint a manager with general powers in the ordinary course of the business of this corporation, to obligate this corporation, to buy, sell or otherwise dispose of or encumber property and to prosecute, compromise and discharge its claims.

            2. To exercise all powers converred on this corporation, and not expressly reserved to shareholders by statute and these Articles of Incorporation and amendments thereto, and all powers necessary or proper to carry out the purposes of this corporation.

            3. To fill any vacancy on the board of directors occurring by reason of an increase in the number of directors or otherwise and to fix the compensation of directors, unless prohibited by statute.

            4. To adopt, amend or repeal the by-laws of this corporation.

            5. To create and issue warrants, options, conversion rights and other rights with respect to capital stock or other securities of this corporation.

            6. To distribute assets of this corporation to the shareholders in partial liquidation out of stated capital or capital surplus, in cash, property or securities, if such distribution is otherwise lawful.

                                   ARTICLE VI

            The corporation shall indemnify, exonerate, reimburse or defend any present or former director, officer, employee, affiliate, agent or contractor of this corporation for expenses, claims, liabilities, indebtedness, penalties, damage or injury incurred by or caused by them in such capacity


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except for their own negligence, knowing unauthorized acts or defalcations not ratified, confirmed or adopted or the benefit thereof received by this corporation.

                                   ARTICLE VII

            No contract or other transaction between this corporation and any other corporation or concern shall be invalid or voidable merely by reason of the fact that one or more shareholders, directors or officers of this corporation are interested in or are directors or officers of such other corporation or concern. Any shareholders, director or officer of this corporation may be a party to, interested in or profit from any contract or transaction with this corporation, provided that the relationship, interest or profit is disclosed to the board of directors of this corporation and the contract or transaction is duly approved by action of a majority of the directors present when such action is taken or consenting thereto (without counting the vote of any directors so interested or related, if cast; provided that such director may be counted for purposes of determine existence of a quorum). No such shareholder, director or officer shall be disqualified from acting as such nor be liable for any loss incurred under or by reason of such transaction or contract merely by reason of such relationship or interest. Where such director's vote is necessary to the entering of such transaction or contract, the contract or transaction shall be voidable if it is unfair to this corporation or its shareholders.

                                  ARTICLE VIII

            The Company shall recognize as valid any agreement among two or more of its shareholders which has the effect of binding one or more of the parties thereto, and their successors in interest who acquire such interest with notice of the agreement, to vote for or acquiesce in the election of one or more directors, or any other matter properly submitted to a vote of a voting trust, proxy or pooling arrangement, or to an agreement restricting transfer of such shares or granting options, rights of first refusal or buy-and-sell with respect to such shares, provided that a copy of such agreement and


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all amendments and modifications thereof shall be kept on file with the company.
No such agreement shall be effective to the extent that it violates any positive law of the State of Oregon or the United States of America, nor shall it bind or require any director or officer to act other than in conformity with his duties under the laws of the State of Oregon.

                                   ARTICLE IX

            No securities of this corporation or certificates representing such securities shall be transferred in violation of any law or of any restriction on such transfer set forth in the Articles of Incorporation or amendments thereto, the by-laws or any buy-and-sell, right of first refusal or other agreement restricting such transfer which has been filed with the corporation, and, if certificates have been issued, reference to which restrictions is made on the certificates representing such securities. The corporation shall not be bound by any restriction not so filed and noted. The corporation may rely in good faith upon the opinion of its counsel as to such legal or contractual violation, unless the issue has been finally determined by a court of competent jurisdiction. The corporation and any party to any such agreement shall have the right to have a restrictive legend imprinted upon any such certificates any any certificates issued in replacement or exchange therefor or with respect thereto.

            The date of the adoption of these Restated Articles of Incorporation by the shareholders is March 18, 1968.

            The stated capital of the corporation at said time was $3,000 and shall not be altered upon recapitalization.

            Thirty (30) shares of common stock were outstanding at said time, which is the number of shares entitled to vote thereon.

            Twenty (20) shares of common stock were voted in favor of the resolution authorizing the restatement of the Articles of Incorporation, and ten
(10) shares were voted against same.

                            DUPLICATING SPECIALTIES, INC.


                            By /s/ [ILLEGIBLE]
                               --------------------------------
                               President


                               /s/ [ILLEGIBLE]
                               --------------------------------
                               Secretary


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         OF INCORPORATION
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STATE OF OREGON      )
                     )  ss
County of Multnomah  )

            I, [ILLEGIBLE], being first duly sworn, say that I am the president of Duplicating Specialties, Inc., that I have read the foregoing Restated Articles of Incorporation and that the statements therein contained are true.


                               /s/ [ILLEGIBLE]
                               --------------------------------

            Subscribed and sworn to before me this 19th day of March, 1968.


                               /s/ [ILLEGIBLE]
                               --------------------------------
                               Notary Public for Oregon

                               My commission expires: 10/28/68


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                                   RESTATED

                           ARTICLES OF INCORPORATION

                                      OF

                         DUPLICATING SPECIALTIES, INC.

          The following are the Restated Articles of Incorporation of Duplicating Specialities, Inc., an Oregon corporation, and these Restated Articles of Incorporation supercede and take the place of the existing Articles of Incorporation.

                                      I.

          The name of the corporation is Duplicating Specialities, Inc.

                                      II.

          The aggregate number of shares which the corporation shall have authority to issue is 500 shares of common. The shares of common have unlimited voting rights and are entitled to receive the net assets of the corporation. The par value of the common is $100 per share.

                                     III.

          No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director; provided that this Article III shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission that occurs prior to the effective date of such amendment.

                                      IV.

          The corporation is authorized to purchase shares of common from present and former employees, consultants and directors pursuant to the arrangements approved by the Board of Directors when applying the provisions of the Oregon Business Corporation Act to determine the lawfulness of any such purchase.


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                                      V.

          A.   Indemnification. The corporation shall indemnify to the fullest
               ---------------
extent not prohibited by law any Person who was or is a party or is threatened to be made a party to any Proceeding against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the Person in connection with such Proceeding. Notwithstanding the foregoing, the corporation shall not indemnify any Person from or on account of acts or omissions of such Persons of a type for which liability could not be eliminated for a director under ORS 60.047(2)(d).

          B.   Advancement of Expenses. Expenses incurred by a Person in
               -----------------------
defending a Proceeding shall in all cases be paid by the corporation in advance of the final disposition of such Proceeding at the written request of such Person, if the Person;

               1. furnishes the corporation a written affirmation of the Person's good faith belief that such Person has met the standard of conduct described in the Oregon Business Corporation Act or is entitled to be indemnified by the corporation under any other indemnification rights granted by the corporation to such Person; and

               2. furnishes the corporation a written undertaking to repay such advance to the extent it is ultimately determined by a court that such Person is not entitled to be indemnified by the corporation under this Article or under any other indemnification rights granted by the corporation to such Person.

               Such advances shall be made without regard to the Person's ability to repay such advances and without regard to the Person's ultimate entitlement to indemnification under this Article or otherwise.

          C.   Definition of "Proceeding" and "Person". The term "Proceeding"
               --------------------------------------
means any threatened, pending, or completed action, suit, or proceeding, whether brought in the right of the corporation or otherwise and whether of a civil, criminal, administrative, or investigative nature, in which an individual may be or may have been involved as a party or otherwise by reason of the fact that the individual is or was a director or officer of the corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or is or was serving at the request of the corporation as a director, officer, or fiduciary of an employee benefit plan of another corporation, partnership, joint venture, trust, or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or advancement of expenses can be provided under this Article. The term "Person" means any individual serving in a capacity described in this Paragraph.

          D.   Non-Exclusivity and Continuity of Rights. This Article: (i) shall
               ----------------------------------------
not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, agreement, general or specific action of the board of directors, vote of stockholders or otherwise, both as to action in the official capacity of the Person indemnified and as to action in another capacity while holding office, (ii) shall continue as to a Person who has ceased to be a director or

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officer, (iii) shall inure to the benefit of the heirs, executors, and administrators of such Person, and (iv) shall extend to all claims for indemnification or advancement of expenses made after the adoption of this Article.

          E.   Amendments. Any repeal of this Article shall only be prospective
               ----------
and no repeal or modification hereof shall adversely affect the rights under this Article in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any Proceeding.

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